UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2005

CoBiz Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-24445

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                  Regulation FD Disclosure.

On May 19, 2005, executives of the Registrant presented information at its Annual Meeting of Shareholders as described in the slides attached to this report as Exhibit 99.1.  Exhibit 99.1 and the slides thereof are incorporated by reference herein.

During this presentation, and in response to a shareholder inquiry, Steven Bangert, our Chief Executive Officer, indicated that he presently expected that our earnings per share for 2005 would be in line with analysts’ expectations for the year.  Quarterly earnings may vary because analyst’s models don’t capture the quarterly seasonality of many of our businesses, including our banks.  Mr. Bangert further stated that we likely will have a one-time loss in the second quarter of this year due to a previously disclosed one time settlement amount payable on an interest-rate swap estimated to be approximately $300,000 that we entered into in January 2003, which effectively converted our fixed-interest-rate obligation under our 10% junior subordinated debentures to a variable-interest-rate obligation.  We expect to redeem these debentures at par in June of 2005 when they become callable, which will require settlement of the interest-rate swap.  As previously disclosed, we are evaluating alternative funding sources to support continued growth and Mr. Bangert indicated during the presentation that CoBiz expects to pursue an equity offering during the fourth quarter of 2005 in order to raise approximately $25 million to $50 million.

This report contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•      Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•      Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•      Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•      Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•      Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•      Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•      The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•      Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•      Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•      Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this report.  We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.                  Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

99.1   Shareholder presentation made by executives of CoBiz Inc. on May 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Inc.
(Registrant)

/s/	Lyne B. Andrich
Lyne B. Andrich

Executive Vice President and Chief Financial Officer

Date: May 19, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Shareholder presentation made by executives of CoBiz Inc. on May 19, 2005